Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” and to the use of our report dated September 9, 2019, in the Registration Statement (Form S-1) and related Prospectus of Arcutis Biotherapeutics, Inc. dated January 6, 2020.

/s/ Ernst & Young LLP

Los Angeles, CA

January 6, 2020